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                                                                     EXHIBIT 8.1


               [Letterhead of Orrick, Herrington & Sutcliffe LLP]



                                 August 11, 2000



National City Bank
1900 East 9th Street
Cleveland, Ohio  44114


                  Re: NATIONAL CITY CREDIT CARD MASTER TRUST NATIONAL CITY BANK (SELLER AND SERVICER) REGISTRATION STATEMENT ON FORM S-3
                           ----------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for National City Bank, a national banking association (the "Bank"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on August 11, 2000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Asset Backed Certificates (collectively, the "Certificates") to be issued from time to time in series (each, a "Series") and representing an undivided interest in National City Credit Card Master Trust (the "Trust"). Such Certificates will be issued pursuant to a pooling and servicing agreement dated June 1, 1995, as amended and restated as of July 1, 2000, between the Bank, as Seller and Servicer, and The Bank of New York (the "Pooling and Servicing Agreement").

         We hereby confirm that the statements set forth in the prospectus relating to the Certificates (the "Prospectus") forming a part of the Registration Statement under the heading "Federal Income Tax Consequences," and the statements set forth in the prospectus supplement relating to the Certificates (the "Prospectus Supplement") forming a part of the Registration Statement under the heading "Summary of Terms--Tax Status," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby adopt and confirm the opinions set forth therein.

         We note that the form of Prospectus Supplement does not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences and opinions may, under certain circumstances, require modification in the context of an actual transaction. In the event that our opinions referred to in the preceding paragraph were to require modification in the context of an actual transaction, we hereby undertake, if we are special tax counsel to the Bank with respect to such transaction, to include any such modifications in a tax


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National City Bank
August 11, 2000
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opinion (including a consent to filing) filed with the Securities and Exchange
Commission pursuant to a post-effective Amendment or Form 8-K prior to the time of sales.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                         Very truly yours,

                                         /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                         ORRICK, HERRINGTON & SUTCLIFFE LLP